SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 29, 2004


                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)

            New York                       0-4186                13-1948169
   (State or other jurisdiction          (Commission           (IRS Employer
        of incorporation)                  File No.)         Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities.

         On November 29, 2004, The Sagemark Companies Ltd. (the "Registrant") consummated a private placement of its securities (the "Private Placement") pursuant to a Placement Agency Agreement entered into between it and Joseph Stevens & Company, Inc., as Placement Agent (the "Placement Agent"), dated October 14, 2004 (the "Agency Agreement"). The securities sold consisted of Units comprised of shares of the Registrant's common stock (the "Shares") and warrants to purchase shares of the Registrant's common stock (the "Warrants"). The Registrant sold an aggregate of 1,730,750 Shares at a purchase price of $2.00 per Share and delivered Warrants to purchase an aggregate of 865,375 shares of the Registrant's common stock.

         The Warrants entitle the holders to purchase shares of the Registrant's common stock reserved for issuance thereunder (the "Warrant Shares") for a period of five years from the date of issuance at an exercise price of $4.00 per share. The Warrants contain certain anti-dilution rights and are redeemable by the Registrant, in whole but not in part, on terms specified in the Warrants.

         Under the terms of the Agency Agreement, the Placement Agent received, among other compensation, a cash fee of nine (9%) percent of the gross proceeds to the Registrant of the securities sold plus a non-accountable expense allowance equal to one (1%) percent of such proceeds.

         In addition, pursuant to the terms of the Agency Agreement, the Registrant agreed to issue to the Placement Agent, as partial consideration for its services under the Agency Agreement, warrants to purchase shares of the Registrant's common stock during a period of five years, in an amount equal to 20% of the Shares sold in the Private Placement and 20% of the number of Warrant Shares issuable pursuant to Warrants issued to investors in the Private Placement (the "Placement Agent Warrants"). The Placement Agent Warrants are exercisable at $2.00 per share, contain substantially the same anti-dilution rights as the Warrants and provide for cashless exercise.

         Pursuant to the Agency Agreement, the Registrant also agreed to file with the Securities and Exchange Commission, a Registration Statement covering the Shares, the Warrant Shares and the shares of the Registrant's common stock reserved for issuance under the Placement Agent Warrants. If such Registration Statement is not filed within the required timeframe, or does not become effective within the required timeframe, or does not remain effective for any thirty (30) consecutive days, the Registrant has agreed to issue to the investors in the Private Placement, additional Shares and to increase the number of Warrant Shares for each thirty (30) day period in which the Registrant fails to comply with such requirements, all as more specifically provided in the Agency Agreement.

         The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

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

Item 9.01         Financial Statements and Exhibits.

                  (c) Exhibits

                   4.1  Form of Warrant

                   4.2  Form of Placement Agent Warrant

                  99.1  Copy of Press Release dated December 3, 2004

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE SAGEMARK COMPANIES LTD.


                                       By: /s/ THEODORE B. SHAPIRO
                                           -------------------------------------
                                           Theodore B. Shapiro, President and
                                           Chief Executive Officer

Dated: December 3, 2004

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